Exhibit 77C
          Kemper High Income Trust
          Form N-SAR for the period ended 05/31/98
          File No. 811-5482


          A special meeting of Registrant's shareholders was held on December 3, 1997. Votes regarding the items submitted to shareholder vote are set forth below.

          Item 1:  Election of Members to the Board

                   Daniel Pierce

                       Vote             Number
                       ----             -----------
                       FOR               18,217,862
                       WITHHELD             353,412

                   Edmond D. Villani

                       Vote             Number
                       ----             -----------
                       FOR               18,232,384
                       WITHHELD             338,890


          Item 2:  Selection of Independent Auditors

                       Vote             Number
                       ----             -----------
                       FOR               18,341,000
                       AGAINST               89,497
                       ABSTAIN              140,778


          Item 3:  New Investment Management Agreement

                       Vote             Number
                       ----             -----------
                       FOR               16,663,224
                       AGAINST            1,908,051